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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
September 17, 2002

TEXEN OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33193	88-0435904
(Commission File No.)	(IRS Employer ID)

10630 Grant Road
Suite 209
Houston, Texas 77070
 (Address of principal executive offices and Zip Code)

(832) 237-6053
(Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

On September 12, 2002, the Company issued 500,000 restricted shares of common stock to Sanka, LTD. in exchange for an assignment of a 100% working interest with a 75%, net revenue interest in and to approximately 40 gross leasehold acres and 40 net leasehold acres which contains the Trull Hiers # 1 well. The issuance of the 500,000 shares of the Company's common stock constituted 1.10% of the total outstanding shares of the Company after the transaction was completed.

On September 12, 2002, the Company issued 373,847 restricted shares of common stock to the shareholders of Yegua, Inc. in exchange for 10,000 shares of Yegua, Inc. common stock which represents a 1.95% working interest with various net revenue interests in and to approximately 1,440 gross leasehold acres and 550 net leasehold acres in the Brookshire Salt Dome Field of Waller County, Texas. The issuance of the 373,847 shares of the Company's common stock constituted .822% of the total outstanding shares of the Company after the transaction was completed.

On September 12, 2002, the Company issued 1,400,000 restricted shares of common stock to Tatiana Golovina in exchange for a 100% of the ownership, membership and management of Brookshire Drilling Service LLC, a Texas Limited Liability Company.. This transaction is evidence by a Stock Subscription Agreement dated as of July 26, 2002, which is an exhibit to this report. The issuance of the 1,400,000 shares of the Company's common stock constituted 3.08% of the total outstanding shares of the Company after the transaction was completed.

On September 12, 2002, the Company issued 4,000,000 restricted shares of common stock to the shareholders of Texas Gohlke Partners, Inc. in exchange for 1,000 shares of common stock of Texas Gohlke Partners, Inc., a Texas corporation. This transaction is evidence by a Share Exchange Agreement dated as of August 1, 2002 which is an exhibit to this report. The 1,000 shares of Texas Gohlke Partners, Inc. constituted 100% of the total outstanding shares of Texas Gohlke Partners, Inc. The issuance of the 4,000,000 shares of the Company's common stock constituted 8.80% of the total outstanding shares of the Company after the transaction was completed.

On September 12, 2002, the Company issued 1,500,000 restricted shares of common stock to Sanka LLC, a Texas Limited Liability Corporation in exchange for a 100% of the management of Sanka LLC. This transaction is evidence by a Stock Subscription Agreement dated as of August 10, 2002 which is an exhibit to this report. The issuance of the 1,500,000 shares of the Company's common stock constituted 3.30% of the total outstanding shares of the Company after the transaction was completed.

On September 12, 2002, Mr. Harry P. Gamble IV returned 7,773,847 shares of common stock to the Company. After the return of Mr. Gamble's shares to the Company, Mr. Gamble owned 14,350,050 shares or 31.57% of the total outstanding shares of the Company.

After the foregoing transactions, there were 45,448,879 shares of the Company's common stock outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Harry P. Gamble, IV 7700 San Felipe, Suite 500 Houston, TX 77063	31.57%

Sanka, LTD.	12.93%
H & F Building, Suite 2 Prince Charles Street Charlestown, Nevis, W.I.

ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

On September 12, 2002, the Company issued 500,000 restricted shares of common stock to Sanka, LTD. in exchange for an assignment of a 100% working interest, 75% net revenue interest in and to approximately 40 gross leasehold acres and 40 net leasehold acres in Calhoun County, Texas which contains the Trull Heirs #1 well. The issuance of the 500,000 shares of the Company's common stock constituted 1.10% of the total outstanding shares of the Company after the transaction was completed. The principle followed in determining the amount of consideration was the anticipated value of the leasehold and wellbore after recompletion efforts. Sanka, LTD. is also an affiliate of the Company. Sanka received 3,437,744 shares of the Company's common stock in exchange for 175 shares of Texas Brookshire Partners, Inc.

On September 12, 2002, the Company issued 373,847 restricted shares of common stock to the shareholders of Yegua, Inc. in exchange for 10,000 shares of Yegua, Inc. common stock which represents a 1.95% working interest with various net revenue interests in and to approximately 1,440 gross leasehold acres and 550 net leasehold acres in the Brookshire Salt Dome Field of Waller County, Texas. The issuance of the 373,847 shares of the Company's common stock constituted .822% of the total outstanding shares of the Company after the transaction was completed. The principle followed in determining the amount of consideration was the anticipated value of the 1.95% working interest. The current working interest ownership position owns various interests in 26 wells which have been drilled to date and one water injection well. This transaction increased the Company's working interest ownership in the Brookshire Dome Field to 79.7% from its previous working interest ownership of 77.75%

On September 12, 2002, the Company issued 1,400,000 restricted shares of common stock to Tatiana Golovina in exchange for a 100% of the ownership, membership and management of Brookshire Drilling Service, LLC, a Texas Limited Liability Company. This transaction is evidenced by a Stock Subscription Agreement dated as of July 26, 2002 which is an exhibit to this report. The issuance of the 1,400,000 shares of the Company's common stock constituted 3.08% of the total outstanding shares of the Company after the transaction was completed.

Pursuant to the acquisition of Brookshire Drilling Service LLC referred to above, the Company acquired 100% of the ownership, membership and management of Brookshire Drilling Service LLC, a Texas Limited Liability Company in consideration of 1,400,000 restricted shares of the Company's common stock. After the completion of this transaction referred to above of this report Tatiana Golovina owns 1,400,000 shares or 3.08% of the Company's total outstanding shares of common stock. The principle followed in determining the amount of consideration for Ms. Golovina's shares was the evaluation placed by the Company of the equipment and goodwill that Brookshire owned.

Brookshire Drilling Service LLC. is engaged in the business of drilling, servicing and reworking oil and gas wells and leases.

Pursuant to the Share Exchange Agreement with shareholders of Texas Gohlke Partners, Inc. referred above, the Company acquired 100% of the total outstanding shares of Texas Gohlke Partners, Inc., a Texas corporation, in a share exchange. 1,000 shares of Texas Gohlke Partners, Inc. were exchanged for 4,000,000 restricted shares of the Company's common stock. Texas Gohlke Partners had a total of 19 shareholders. After the transaction was completed, the shareholders of Texas Gohlke Partners owned 4,000,000 shares or 8.80% of the Company's total outstanding shares of common stock. This amount includes the shares of common stock issued in connection with the other transactions set forth above of this report. The principle followed in determining the amount of consideration was the value of the 100% working interest with a 75% net revenue interest ownership in the Helen Gohlke Field located in Victoria and DeWitt Counties, Texas.

Texas Gohlke Partners, Inc. is engaged in the business of purchasing, developing and operating oil and gas leases in the Helen Gohlke Field located in Victoria and DeWitt counties, Texas and owns a 100% working interest ownership, 70% net revenue interest in and to approximately 4,800 gross leasehold acres. There are currently eight producing wells on the property and two salt water disposal wells. Current production form these properties over the last 12 months has averaged approximately 50 barrels of oil per day and 300 mcf per day with revenues averaging approximately $45,000 per month and expenses averaging $17,000 per month.

Pursuant to the acquisition of Sanka LLC referred to above, the Company acquired 100% of the management of Sanka LLC, a Texas Limited Liability Company in consideration of 1,500,000 restricted shares of the Company's common stock. After the completion of this transaction and the other transactions referred to above of this report Sanka, LLC owns 1,500,000 shares or 3.30% of the Company's total outstanding shares of common stock. The principle followed in determining the amount of consideration for Sanka's shares was the value placed by the Company on the management of the operating entities Chief Operating Company and Tiger Resources, LLC. This acquisition compliments the working interest ownership which the Company owns in the fields which are operated by Chief Operating Company and Tiger Resources, LLC.

Sanka LLC. is engaged in the business of drilling, servicing and operating oil and gas wells and leases. Sanka LLC conducts its business in its own name and through one wholly owned Texas subsidiary corporation, Chief Operating Company and one wholly owned Texas Limited Liability Company, Tiger Resources, LLC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired

The financial statements required by Item 7 of this report are unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Pro forma financial information

The pro forma financial information required by Item 7 of this report is unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Exhibits
10.2	Stock Purchase Agreement and Assignment of Interest from Sanka, LTD. (Trull Heirs #1 Well)
10.3	Stock Subscription Agreement from Yegua, Inc.
10.4	Stock Subscription Agreement - Brookshire Drilling Service LLC
10.5	Share Exchange Agreement - Texas Gohlke Partners, Inc.
10.6	Stock Subscription Agreement - Sanka LLC
10.7	Assignment of Oil - Sanka Exploration Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 17, 2002.

TEXEN OIL & GAS, INC.
BY: /s/ R. M. Baker
Robert M. Baker, President and Chief Executive Officer and Chief Financial Officer